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                                   EXHIBIT 32

                        CERTIFICATION OF PERIODIC REPORT

In connection with the Quarterly Report of U.S. Physical Therapy, Inc. (the "Company") on Form 10-Q for the quarterly period ended June 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Christopher J. Reading, President and Chief Executive Officer of the Company, Lawrance W. McAfee, Chief Financial Officer of the Company, and David Richardson, Controller of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 9, 2006


/s/ Christopher J. Reading
-------------------------------------
Christopher J. Reading
Chief Executive Officer


/s/ Lawrance W. McAfee
-------------------------------------
Lawrance W. McAfee
Chief Financial Officer


/s/ David Richardson
-------------------------------------
David Richardson
Vice President/Controller

This certification is made solely pursuant to the requirement of Section 1350 of 18 U.S.C., and is not for any other purpose. A signed original of this written statement required by Section 906 has been provided to U. S. Physical Therapy, Inc. and will be retained by U. S. Physical Therapy, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.